EXHIBIT 99.2

                             SLADE'S FERRY BANCORP
                            100 SLADE'S FERRY AVENUE
                               SOMERSET, MA 02726
                                 (508) 675-2121

                                 BUY ORDER FORM
                                      FOR
                             SLADE'S FERRY BANCORP
                    Common Stock (Par value $.01 per share)


                             PRICE $9.75 PER SHARE
                             ---------------------


Enclosed is payment of $_______________ to purchase ______________ shares of Slade's Ferry Bancorp Common Stock (par value $.01 per share) at $9.75 per share. (Minimum order 100 shares per account - maximum order 10,000 shares.)


Please check:  [ ] Existing Stockholder   [ ] New Stockholder


                    _______________________________________
                             Name(s) (Please print)

                    _______________________________________


                    _______________________________________
                                    Address

                    _______________________________________
                                City, State, Zip

                    _______________________________________
                           Tax Identification Number



                          TAX ID NUMBER VERIFICATION

             [ ] BACKUP WITHHOLDING. I AM NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE I HAVE NOT BEEN NOTIFIED THAT I AM SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF FAILURE TO REPORT ALL INTEREST ON DIVIDENDS, OR THE INTERNAL REVENUE HAS NOTIFIED ME THAT I AM NO LONGER SUBJECT TO BACKUP WITHHOLDING.

             [ ] EXEMPT RECIPIENT. I AM AN EXEMPT RECIPIENT UNDER THE INTERNAL REVENUE SERVICE REGULATIONS. (SEE
                  INSTRUCTIONS.)

                  SIGNATURE - BY SIGNING BELOW I CERTIFY UNDER
                  PENALTIES OF PERJURY THE STATEMENTS CHECKED IN
                  THIS BOX.


                 X __________________________________________


Account type - please check:

[ ] Individual  [ ] Joint Tenants W/R/O/S   [ ] Custodianship   [ ] Legal Trust

Make checks payable to Slade's Ferry Bancorp and remit in envelope provided, no postage required.


The Offering expires May 31, 1997 subject to extension at the option of the Company to a date no later than June 15, 1997. I further understand that this is an equity investment in the Company and that it is not a deposit in the Bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation
(FDIC) or any other government agency.


I can be reached at:


____________________________
  Daytime Telephone Number


I can be reached at:               _______________________________________
                                   Signature                Date

____________________________       _______________________________________
  Daytime Telephone Number         Signature                Date